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                                                                     EXHIBIT 4.3

THIS WARRANT AND THE SECURITIES SUBJECT TO THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY PRIOR TO ANY TRANSFER OF ANY INTEREST IN SUCH WARRANT.



                 WARRANT TO PURCHASE SERIES B PREFERRED STOCK OF

                             JUNIPER NETWORKS, INC.

                          ISSUANCE DATE: June 23, 1997

                         EXPIRATION DATE: June 23, 2002

        This certifies that @Home Network or its permitted assigns (the "Warrantholder"), is entitled, subject to the terms set forth below, to purchase from Juniper Networks, Inc., a California corporation, (the "Company") up to 10,000 shares (which number is subject to adjustment as provided herein) of fully paid and nonassessable Series B Preferred Stock of the Company at the purchase price of $2.40 per share, subject to adjustment as provided herein, (the "Purchase Price") at any time or from time to time through the earlier of June 23, 2002 or the effective date of the Company's initial underwritten public offering of the Company's equity securities pursuant to a registration statement under the Act. Such price and number of shares are subject to adjustment as provided in Section 2 of this Warrant. This Warrant is issued pursuant to the Warrantholder's sublease of certain office space to the Company.

        1. Definitions.

               As used in this Warrant, the following terms, unless the context otherwise requires, have the following meanings:

               a. "Company" includes any entity which shall succeed to or assume obligations of the Company under this Warrant.

               b. "Stock," when used with reference to shares of stock of the Company, means shares of Series B Preferred Stock of the Company, as presently defined in the Company's Amended

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and Restated Articles of Incorporation, and stock of any other class into which those shares may hereafter be changed.

               c. "Shares" shall mean the shares of Stock purchasable hereunder and shall include all shares of securities into which the Shares purchasable hereunder may be converted or changed.

               d. "Warrantholder," "holder of Warrant," "holder," or similar terms when the context refers to a holder of this Warrant, mean any person who shall at the time be the registered holder of this Warrant.

        2. Adjustment of Purchase Price and Number of Shares.

               The number and kind of securities purchasable upon the exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               a. Reclassification. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than upon any consolidation or merger of the Company with or into another corporation unless the Company is the surviving corporation, or upon the sale of all or substantially all of the assets of the Company) then, and in any such case, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification or change shall be entitled to receive in lieu of each share of Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property received upon such reclassification or change by a holder of one share of Stock. The provisions of this subsection (a) shall similarly apply to successive reclassifications or changes.

               b. Subdivision or Combination of Stock. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Stock, the Purchase Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination or the conversion ratio adjusted.

               c. Stock Dividends. If the Company at any time while this Warrant is outstanding shall pay a dividend with respect to Stock payable in Stock, or make any other distribution of Stock with respect to Stock (except any distribution specifically provided for in the foregoing subsections (a) or (b)), then the Purchase Price shall be adjusted, effective from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Purchase Price in effect immediately prior to such date of determination by a fraction, (a) the numerator of which shall be the total number of shares of Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Stock outstanding immediately after such dividend or distribution.

               d. Non-Cash Dividends. If the Company at any time while this Warrant is outstanding shall pay a dividend with respect to Stock payable in securities other than Stock or other

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non-cash property, or make any other distribution of such securities or property with respect to Stock (except any distribution specifically provided for in the foregoing subsections (a) or (b)), then this Warrant shall represent the right to acquire upon exercise of this Warrant such securities or property which a holder of Stock would have been entitled to receive upon such dividend or distribution, without the payment by the holder of this Warrant of any additional consideration for such securities or property.

               e. Adjustment of Number of Shares. Upon each adjustment in the Purchase Price, the number of Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Purchase Price by a fraction, the numerator of which shall be the Purchase Price immediately prior to such adjustment and the denominator of which shall be the Purchase Price immediately thereafter.

               f. Series B Preferred Stock. In the event shares of Series B Preferred Stock are no longer outstanding, whether by repurchase of such shares by the Company, conversion of such shares into the Company's common stock ("Common Stock"), or otherwise (each a "Terminal Event"), this Warrant shall be exercisable into that number of shares of Common Stock into which the Stock would have been convertible immediately prior to the Terminal Event.

               (g) Notice of Adjustments. Whenever the Purchase Price shall be adjusted pursuant to Section 2 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price or Prices after giving effect to such adjustment, and the securities or other property for which this Warrant may then be exercised, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

        3. Exercise Provisions.

               a. Manner of Exercise. This Warrant may be exercised in part or in whole only by the holder of this Warrant surrendering to the Company at its principal office in California, this Warrant, together with the exercise form attached to this Warrant duly executed by the holder together with payment to the Company in the amount obtained by multiplying the Purchase Price by the number of shares of Stock designated in the exercise form. Payment may be in cash or by cashier's or certified bank check payable to the order of the Company.

               b. Partial Exercise. On any partial exercise, the Company shall promptly issue and deliver to the holder of this Warrant a new Warrant or Warrants of like tenor in the name of that holder providing for the right to purchase that number of shares of Stock as to which this Warrant has not been exercised.

               c. Net Exercise Rights. Notwithstanding the payment provisions set forth in this Section 3, the holder may elect to receive shares of Warrant Stock equal to the value (as determined below) of this Warrant by surrender of this Warrant at the principal office of the Company together

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with notice of such election, in which event the Company shall issue to the holder the number of shares of Series B Preferred Stock determined by use of the following formula:

        X = Y(A-B)
            ------
               A

Where:  X = the number of shares of Series B Preferred Stock to be issued to the holder.

        Y = the number of shares of Series B Preferred Stock subject to this Warrant.

        A = the Fair Market Value (as defined below) of one (1) share of Series
            B Preferred Stock.

        B = the per share Purchase Price pursuant to this Warrant.

        For purposes of this Section 3, fair market value of a share as of a particular date shall mean:

                        1) If the Company's registration statement under the Act, covering its initial underwritten public offering of stock, has been declared effective by the Securities and Exchange Commission, then the fair market value of a share shall be the closing price (the last reported sales price, if not so reported, the average of the last reported bid and asked prices) of the Company's stock as of the last business day immediately prior to the exercise of this Warrant.

                        2) If such a registration statement has not been declared effective, or if it has been declared effective but the offering is not consummated in accordance with the terms of the underwriting agreement between the Company and its underwriters relating to such registration statement, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors.

        4. Delivery of Stock Certificates.

               Within a reasonable time after full or partial exercise of this Warrant, the Company at its expense will cause to be issued in the name of and delivered to the holder of this Warrant, a certificate or certificates for the number of fully paid and nonassessable shares of Stock to which that holder shall be entitled upon such exercise, together with any other securities and property to which that holder is entitled upon such exercise under the terms of this Warrant. No fractional shares will be issued upon exercise of rights to purchase under this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the closing market price (last trade regular way if the Stock is traded on the New York or American Stock Exchange, and if not so traded, the last sale price or mean of the bid and asked prices as reported by NASDAQ) as of the date of exercise, or, if the Stock is not publicly traded, then on the basis of the Company's good faith determination of the fair market value of the Stock.

        5. Compliance with Securities Act; Disposition of Shares of Common
Stock.

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               a. Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that he will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act. Upon exercise of this Warrant, the holder hereof shall confirm in writing, in a form satisfactory to the Company, that the Shares are being acquired for investment and not with a view toward distribution or resale
(unless sale of the Shares has been registered under the Act). Any proposed transferee of this Warrant or the Shares (except a transferee of the Shares in a registered public offering) will be required to agree to the provisions of this
Section 5. Certifi cates representing all Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY PRIOR TO ANY TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

               b. Notice of Proposed Transfers. Prior to any proposed transfer of this Warrant or any of the Shares, unless there is in effect a registration statement under the Act covering the proposed transfer, the holder thereof shall give written notice (the "Notice") to the Company of such holder's intention to make such transfer. The Notice shall describe the manner and circumstances of the proposed transfer in sufficient detail. If requested by the Company prior to the transfer being effected, the holder shall provide to the Company a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Warrant or the Shares may be effected without registration under the Act. The holder of such securities shall be entitled to transfer such securities in accordance with the terms of the Notice only after the Company has consented in writing to such transfer. Each warrant or stock certificate evidencing the securities so transferred shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the securities laws. Transfer of the Warrant is further restricted by Section 6(e) hereof.

        6. Miscellaneous Provisions.

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               a. Reservation of Stock. The Company covenants that it will at all times reserve and keep available, solely for issuance upon exercise of this Warrant, all shares of Stock or other securities from time to time issuable upon exercise of this Warrant.

               b. Modification. This Warrant and any of its terms may be changed, waived, or terminated by a written instrument signed by the Company and the holders of the Warrants representing the right to acquire a majority of the shares of Stock then subject to issuance upon the exercise of the Warrants.

               c. Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

               d. Warrant Agent. The Company may, on written notice to the holder of this Warrant, appoint an agent having an office in California for the purposes of issuing Stock or other securities upon the exercise of this Warrant and of replacing or exchanging this Warrant, and after that appointment any such issuance, replacement, or exchange shall be made at that office by that agent.

               e. Nontransferability. This Warrant may not be transferred or assigned without the prior written consent of the Company except, subject to
Section 5(a) and (b), in its entirety to one or more purchasers who agrees to be bound by all the terms hereof including this paragraph.

               f. Notices. Notices hereunder to the holder of this Warrant shall be sent by facsimile, certified or registered mail to the address and facsimile number given to the Company by such holder and shall be deemed given when so mailed or so transmitted.

               g. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to contracts entered into in California between California residents.

Dated:  June 23, 1997              JUNIPER NETWORKS, INC.



                                    By: /s/ Scott Kriens
                                        ----------------------
                                        Scott Kriens, President and Chief
                                        Executive Officer


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                                FORM OF EXERCISE

                  (To be signed only upon exercise of Warrant)


To:     Juniper Networks, Inc.

        The undersigned Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant as follows:

[ ] The undersigned elects to purchase for cash or check _______ full shares of Common Stock of SpectraNet International Corporation and herewith makes payment of $_____ for those shares;

[ ] The undersigned elects to effect a net exercise of this Warrant, exercising this Warrant [ ] in full or [ ] as to the following gross number of shares: _________. The undersigned understands that the actual number of shares issuable will be determined in accordance with Sections
        1.1 and 2 of this Warrant.

        The undersigned requests that the certificates for the shares be issued in the name of, and delivered to,
____________________________________________________*, whose address is
______________________________________________________________________________.

Dated: ___________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the attached Warrant).


                                    ------------------------------------
                                    Signature


                                    ------------------------------------
                                    Address


                                    ------------------------------------

--------
        * If the stock is to be issued to anyone other than the registered Holder of this Warrant, this Notice of Exercise must be accompanied by an opinion of counsel to the effect that such transfer may be effected without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.